Exhibit 10.18

AMENDMENT NO. 1

TO

OPERATING AGREEMENT

OF

ENERGYSOLUTIONS, LLC

This AMENDMENT NO. 1 TO THE OPERATING AGREEMENT OF ENERGYSOLUTIONS, LLC (this “Amendment”) is made and entered into as of September 14, 2007, by ENV Holdings LLC as sole Member of EnergySolutions, LLC (formerly known as Envirocare of Utah, LLC), a Utah limited liability company (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Operating Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, the Member is a party to that certain Operating Agreement of the Company, dated as of January 31, 2007, as further amended (the “Operating Agreement”); and

WHEREAS, the Member of the Company, constituting the sole party to the Operating Agreement, desires to amend the Operating Agreement as set forth herein.

NOW, THEREFORE, in accordance with the Act, the Member hereby agree as follows:

ARTICLE I

AMENDMENT OF OPERATING AGREEMENT

Section 1.1 Amendment of Section 1. Section 1 of the Operating Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“Name. The Name of the limited liability company governed hereby is EnergySolutions, LLC.”

Section 1.2 Amendment of Section 6. Section 6 of the Operating Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“Principal Business Office. The Company’s principal place of business is located at 423 West 300 South, Suite 200, Salt Lake City, Utah 84101.”

Section 1.3 Amendment of Section 8(a). Section 8(a) of the Operating Agreement is hereby amended by deleting the phrase “six (6)” and replacing such phrase with “seven (7)”.

Section 1.4 Amendment of Section 8(d). Section 8(d) of the Operating Agreement is hereby amended by inserting, immediately following the last sentence of Section 8(d) of the Operating Agreement, the following:

“Notwithstanding anything to the contrary contained herein, any of the LGB Managers present at a meeting of the Board of Managers shall have the right to vote on his own behalf and on behalf of any other LGB Manager not present at such meeting. As used herein, “LGB Managers” shall mean Robert D. Lindsay, Alan E. Goldberg, Lance L. Hirt and Andrew S. Weinberg.”

Section 1.5 Amendment of Schedule I. Schedule I of the Operating Agreement is hereby amended by inserting the following at the end of Schedule I:

“7. Jean I. “Chip” Everest II”

ARTICLE II

MISCELLANEOUS

Section 2.1 Effect of Amendment. Except as specifically amended hereby, the Operating Agreement is in all respects ratified and confirmed. All of the terms, conditions and provisions of the Operating Agreement as hereby amended shall be and remain in full force and effect.

Section 2.2 Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings given to them in the Operating Agreement.

Section 2.3 Governing Law. This Amendment shall be construed and interpreted according to the laws of the State of Utah, without regard to the conflict of laws rules thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

MEMBER:

ENV HOLDINGS LLC

By:	/s/ Lance L. Hirt
Lance L. Hirt
Authorized Signatory

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